First Amendment

Dated as of January 14, 2005

to the

Limited Liability Company Agreement

of

World, Wind and Water Energy LLC

FIRST AMENDMENT
TO THE
LIMITED LIABILITY COMPANY AGREEMENT
OF
WORLD, WIND AND WATER ENERGY LLC

               This First Amendment to the Limited Liability Company Agreement (this “Amendment”) of World, Wind and Water Energy LLC, a Delaware limited liability company (the “Company”), is entered into as of January 14, 2005, among the members of the Company listed on the signature page set forth below (the “Members”).

WITNESSETH:

               WHEREAS, the Members wish to amend the Limited Liability Company Agreement (the “Agreement”) with this Amendment; and

               WHEREAS, capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

               NOW THEREFORE, in consideration of the foregoing, the Agreement is hereby amended as follows:

                              1.                Upon the execution of this Amendment, Section 10.1 of the Agreement is hereby amended in its entirety as set forth below:

               “10.1 Events Causing Dissolution

                              Subject to the provisions of Section 10.2 below, the LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events (each a “Liquidation”):

                              10.1.1.                the consent in writing to dissolve and wind up the affairs of the LLC by a majority of the Board of Managers (which majority shall include the Class B Member), subject to voting provisions set forth in Section 7.1.6, and the recommendation by the majority of the Board of Managers (which majority shall include the Class B Member) to the Members;

                              10.1.2.                the sale or other disposition by the LLC of all or substantially all of the LLC Assets and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the LLC under any promissory notes or other evidences of indebtedness taken by the LLC (unless the Members shall elect to distribute such indebtedness to the Members in liquidation), and the satisfaction of contingent liabilities of the LLC in connection with such sale or other disposition; or

               10.1.3.                the occurrence of any other event that, under the Delaware LLC Act, would cause the dissolution of the LLC or that would make it unlawful for the business of the LLC to be continued;

provided, however, that in each instance, the consent of the Members representing two-thirds of the Percentage Interests outstanding at the time shall consent to the Liquidation.”

               2.                This Amendment shall act as a counterpart signature to the Agreement.

               3.                This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument.

               4.                This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

[SIGNATURE PAGE FOLLOWS]

                                             IN WITNESS WHEREOF, the undersigned have caused this First Amendment to the Limited Liability Company Agreement to be duly executed and delivered on their behalf, as of the day and year first above written.

ENCORE CLEAN ENERGY, INC.

By:	/signed/ Dan Hunter
Name: Dan Hunter
Title: Chief Executive Officer

ROBERT D. HUNT

/signed/ Robert D. Hunt

THE ABELL FOUNDATION, INC.

By: :	/signed/ Robert C. Embry, Jr.
Name: Robert C. Embry, Jr.
Title: President